Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY

CLAIRE’S STORES, INC.

OFFER TO EXCHANGE

$450,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING
8.875% SENIOR SECURED SECOND LIEN NOTES DUE 2019

FOR

$450,000,000 AGGREGATE PRINCIPAL AMOUNT OF
8.875% SENIOR SECURED SECOND LIEN NOTES DUE 2019
THAT HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [          ], 2011, UNLESS EXTENDED (SUCH TIME AND DATE, OR THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER HAS BEEN EXTENDED, THE “EXPIRATION DATE”). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Claire’s Stores, Inc., a Florida corporation (the “Company”), made pursuant to the prospectus, dated [          ], 2011 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if certificates for Old Notes of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Such form may be delivered or transmitted to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal, or facsimile thereof, must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein shall have the respective meanings set forth in the Prospectus.

Delivery To: The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations- Reorganization Unit
101 Barclay Street, Floor 7 East
New York, NY 10286
Attention: Mr. William Buckley — Processor
Telephone: 212-815-5788
Facsimile: 212-298-1915

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

Aggregate Principal Amount of Old Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof)

Name(s) of Holders

Name of Eligible Guarantor Institution Guaranteeing Delivery Provide the following information for Old Notes certificates to be delivered to the Exchange Agent:

Name of Tendering Institution

DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X                         Date

X                         Date
Signature(s) of Owner(s)
or Authorized Signatory

Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes certificate(s), or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of such person’s authority to so act. Please print name(s) and address(es).

Names

Capacity

Address(es)

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above within three New York Stock Exchange trading days after the execution of this Notice of Guaranteed Delivery.

Name of Firm

Address

Zip Code

Area Code and Tel. No.
Authorized Signature

Title

Name (Please Type or Print)

Dated.

NOTE: DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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